                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                                  June 17, 2005

                                 ASTRO-MED, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         COMMISSION FILE NUMBER 0-13200

RHODE ISLAND                                                          05-0318215
(STATE OR OTHER JURISDICTION OF                     (IRS EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)                                           NUMBER)

                600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (401-828-4000)
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

     On June 17, 2005, Astro-Med, Inc. (the "Company") entered into an agreement with  Hanover  R.S.  Limited  Partnership,  a  Texas  limited  partnership  (the
"Purchaser") with a principal  business address of 5847 San Felipe,  Suite 3600,
Houston,  Texas, for the sale of  approximately  24.692 acres of land located in
Braintree,  Massachusetts owned by the Company (the "Property") for the purchase price of $6,100,000 to be paid in cash at the closing.  The sale of the Property is subject to a 90 day feasibility  period ending on September 17, 2005,  during which time the  Purchaser may inspect the Property and terminate the sale due to any adverse  conditions  discovered on the Property.  Following the  feasibility period,  the Purchaser shall have 16 months to obtain final zoning and site plan approval from all state and local governmental  entities for use of the Property as a multi-family residential rental property,  subject to two 30 day extensions exercisable  at the  option of the  Purchaser  upon  payment  to the  Company of
$25,000 per extension.

     Upon  execution of the  agreement,  $250,000 of earnest money was placed in escrow pending completion of the sale and an additional $250,000 is to be placed in escrow at the expiration of the feasibility period. Following the feasibility period,  all such earnest  money is forfeited by the Purchaser in the event that the sale is not  completed due to a breach by the  Purchaser.  In the event of a termination of the agreement by the Purchaser during the feasibility period, all earnest  money is to be  returned  to the  Purchaser,  less  $5,000.

ITEM 9.01. FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)  Exhibits

Exhibit No.  Exhibit

None.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrants  have duly caused  this  report to be signed on their  behalf by the undersigned thereunto duly authorized.

DATE: June 20, 2005                 ASTRO-MED, INC.

                                    By: /s/Joseph P. O'Connell
                                         ------------------------------
                                           Joseph P. O'Connell
                                           Vice President, Treasurer and
                                           Chief Financial Officer